UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018

CONNECTONE BANCORP, INC.
(Exact name of Company as specified in its charter)

New Jersey	001-11486	52-1273725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

301 Sylvan Avenue
Englewood Cliffs, New Jersey		07632
(Address of principal executive offices)		(Zip Code)

Company's telephone number, including area code: (201) 816-8900

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events

On December 12, 2018, the shareholders of Greater Hudson Bank, a New York state chartered commercial bank, at a special meeting held for such purpose, approved the proposed merger of Greater Hudson Bank, with and into the Registrant’s wholly owned subsidiary, ConnectOne Bank, as detailed in the Registrant’s Current Report on Form 8-K filed with the SEC on July 12, 2018. The Registrant had previously received the approval of: (i) the New Jersey Department of Banking and Insurance on October 31, 2018 as noted in the Registrant’s Current Report on Form 8-K filed with the SEC on November 7, 2018, and (ii) the FDIC on October 9, 2018, as noted in the Registrant’s Current Report on Form 8-K filed with the SEC on the same day.

The Registrant and Greater Hudson Bank have now received all necessary shareholder and bank regulatory approvals to consummate the transaction, and may close the transaction subject to satisfaction of the closing conditions set forth in the Merger Agreement (attached as an exhibit to the Registrant’s Current Report on Form 8-K filed on July 12, 2018). The Registrant and Greater Hudson Bank anticipate a closing on January 2, 2019, effective at the opening of business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTONE BANCORP, INC.
(Registrant)

Dated: December 12, 2018	By:	/s/ William S. Burns
WILLIAM S. BURNS
Executive Vice President and
Chief Financial Officer